UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – September 28, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT

SHREVEPORT CAPITAL CORPORATION

 (Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas	76112-2355
(Address of principal executive offices)	(Zip Code)

Area Code (817) 492-7065

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 27, 2004, Hollywood Casino Shreveport (“HCS” or the “Company”), acting by and through its managing general partner, HCS I, Inc., entered into an agreement (the “Agreement”) with Eldorado Resorts, LLC (“Eldorado”) providing for the acquisition of the Company by certain affiliates of Eldorado.  A copy of the Agreement was filed on Form 8-K on September 1, 2004.  On September 28, 2004, HCS and Eldorado entered into an Amendment to the Agreement (the “Amendment Number One”) extending the deadline for entering into final acquisition documents from September 30, 2004 until October 20, 2004.  The Agreement, as amended, remains in full force and effect.  Copies of the Amendment Number One and the press release announcing the signing of the Amendment are attached as Exhibits 2.1 and 99.1 and are incorporated by reference in their entirety.

Item 9.01                                             Financial Statements and Exhibits.

(c)         Exhibits

Exhibit No.	Description

2.1	Amendment to Agreement dated September 28, 2004, by and between Hollywood Casino Shreveport and Eldorado Resorts, LLC

99.1	Press Release issued October 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: October 1, 2004	Shreveport Capital Corporation

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement dated September 28, 2004, by and between Hollywood Casino Shreveport and Eldorado Resorts, LLC

99.1	Press Release issued October 1, 2004